EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Darden Restaurants, Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-93854 and 333-41350) and on Form S-8 (Nos. 333-57410,
333-91579, 333-69037, 333-105056, and 333-106278) of Darden Restaurants, Inc. of
our report dated June 18, 2004, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 30, 2004 and May 25, 2003, and the related consolidated statements of earnings, changes in stockholders' equity and accumulated other comprehensive income, and cash flows for each of the fiscal years in the three-year period ended May 30, 2004, which report is incorporated by reference to the Registrant's 2004 Annual Report to Shareholders filed as an exhibit to this Annual Report on Form 10-K of Darden Restaurants, Inc.

                                                              /s/ KPMG LLP

Tampa, Florida
August 11, 2004